EXHIBIT 23.1
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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated January 24, 2000, included in the Annual Report on Form 10-K of Texas Instruments Incorporated for the year ended December 31, 1999, with respect to the financial statement schedule, as amended, included in this Form 10-K/A (Amendment No. 1).

We also consent to the incorporation by reference in the following registration statements, and in the related prospectuses thereto, of our report dated January 24, 2000 with respect to the financial statement schedule of Texas Instruments Incorporated included in this Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 1999:
Registration Statements (Forms S-8) No. 33-61154, No. 33-21407 (as amended), No. 33-42172, No. 33-54615, No. 333-07127, No. 333-41913, No. 333-41919,
No. 333-31319, No.333-31321, No. 333-31323, and No. 333-48389, and
Registration Statements (Form S-3) No. 333-03571 and No. 333-93011, and Registration Statements (Form S-4) No. 333-89433, No. 333-89097,
No. 333-87199, and No. 333-80157.

                                       /s/   ERNST & YOUNG LLP

Dallas, Texas
March 22, 2000